As filed with the Securities and Exchange Commission September 26, 1995

                                                               File No. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT

                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  ----------

                   BURLINGTON NORTHERN SANTA FE CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                               41-1804964
        (STATE OR OTHER JURISDICTION        (I.R.S. EMPLOYER IDENTIFICATION NO.)
      OF INCORPORATION OR ORGANIZATION)

         3800 CONTINENTAL PLAZA                            76102
            777 MAIN STREET                              (ZIP CODE)
           FORT WORTH, TEXAS
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                (817) 333-2000

                         BURLINGTON NORTHERN SANTA FE
                       INCENTIVE STOCK COMPENSATION PLAN
                           (FULL TITLE OF THE PLAN)

                              JEFFREY R. MORELAND
                SENIOR VICE PRESIDENT, LAW AND GENERAL COUNSEL
                   BURLINGTON NORTHERN SANTA FE CORPORATION
                            3800 CONTINENTAL PLAZA
                                777 MAIN STREET
                           FORT WORTH, TEXAS  76102
                                (817) 333-2000
                              (AGENT FOR SERVICE)
                         -----------------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================


                                                Proposed           Proposed
                                                 Maximum            Maximum
 Title of Securities to be    Amount to be    Offering Price       Aggregate          Amount of
         Registered            Registered       Per Share*      Offering Price*   Registration Fee
--------------------------------------------------------------------------------------------------
Common Stock, $.01 par         1,640,000
 value.....................     Shares         $71.15625         $116,696,250         $40,240
==================================================================================================

* Estimated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange on September 22, 1995.
================================================================================

                                    Part II


                            INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

  The following documents, which have heretofore been filed by Burlington Northern Santa Fe Corporation (the "Company" or "Registrant"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

     (a)  The Company's Registration Statement on Form S-4 filed with the
          Securities and Exchange Commission on December 22, 1994, including the description of Common Stock contained therein.

     (b)  Post-effective Amendments Nos. 1, 2, 3 and 4 to the Company's
          Registration Statement on Form S-4.

     (c) Annual Report on Form 10-K for the year ended December 31, 1994 for the Company's subsidiary, Santa Fe Pacific Corporation ("SFP"), as amended by Form 10-K/A.

     (d) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995 for SFP.

     (e) Annual Report on Form 10-K for the year ended December 31, 1994 for the Company's wholly-owned subsidiary, Burlington Northern Inc.
          ("BNI").

     (f) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995 for BNI.

     (g)  Current Report on Form 8-K for SFP (date of earliest event reported,
          January 18, 1995).

     (h)  Current Report on Form 8-K for SFP (date of earliest event reported,
          January 24, 1995).

     (i)  Current Report on Form 8-K for SFP (date of earliest event reported,
          February 21, 1995).

     (j)  Current Report on Form 8-K for SFP (date of earliest event reported,
          March 7, 1995).

     (k)  Current Report on Form 8-K for SFP (date of earliest event reported,
          April 19, 1995).

     (l)  Current Report on Form 8-K for SFP (date of earliest event reported,
          May 31, 1995).

     (m)  Current Report on Form 8-K for BNI (date of earliest event reported,
          January 19, 1995).

     (n)  Current Report on Form 8-K for BNI (date of earliest event reported,
          January 24, 1995).

     (o)  Current Report on Form 8-K/A for BNI (date of earliest event reported,
          January 24, 1995).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 145 of the General Corporation Law of Delaware provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that is in not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

   Article X of the Bylaws of the Company requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any liabilities imposed by Delaware law, the Bylaws provide an unconditional right to indemnification for all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer of the Company or, at the request of the Company, of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. The Bylaws also provide that the Company may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

   Officers and directors of the Company are covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against losses and liabilities arising from any alleged "wrongful act" including any alleged error or misstatement or misleading statement, or wrongful act or omission or neglect or breach of duty.

   Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit.

   Article VIII of the Certificate of Incorporation of the Company provides that to the full extent that the Delaware General Corporation Law, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Company shall not be liable to the Company or its stockholders from monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article VIII shall not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.


ITEM 8.  EXHIBITS.

   See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

A.  Rule 415 Offering.
    -----------------

   The undersigned registrant hereby undertakes:


      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    Filings Incorporating Subsequent Exchange Act Documents
      by Reference.
      -------------------------------------------------------

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Indemnification of Directors and Officers.
      -----------------------------------------

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's articles of incorporation or by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 22, 1995.

                                      BURLINGTON NORTHERN SANTA FE CORPORATION


                                      By /s/ Robert D. Krebs
                                        ---------------------------
                                       Robert D. Krebs
                                       President and
                                       Chief Executive Officer

                               POWER OF ATTORNEY

      Each person whose signature appears below authorizes any Authorized Officer acting alone to execute in the name of such person and in the capacity indicated below, and to file, any amendments to the Registration Statement which any Authorized Officer deems necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, and to take any other action on behalf of such person which any Authorized Officer deems necessary or desirable in connection herewith. The term "Authorized Officer" as applied with respect to any action taken pursuant to this authorization means (i) any person who is the Chief Executive Officer or a Senior Vice President of the Registrant and (ii) any other officer of the Registrant who shall be authorized by a person identified in clause (i) to act as an Authorized Officer for purposes of this paragraph.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities stated below on the 22nd day of September 1995:


              Signature                                 Title
              ---------                                 -----

/s/ Gerald Grinstein                      Chairman of the Board and Director
--------------------------------------
Gerald Grinstein


/s/ Robert D. Krebs                       President, Chief Executive Officer
--------------------------------------    and Director
Robert D. Krebs


/s/ Denis E. Springer                     Senior Vice President and Chief
--------------------------------------    Financial Officer
Denis E. Springer


/s/ Thomas N. Hund                        Vice President and Controller
--------------------------------------
Thomas N. Hund


/s/ Joseph F. Alibrandi                   Director
--------------------------------------
Joseph F. Alibrandi


/s/ Jack S. Blanton                       Director
--------------------------------------
Jack S. Blanton


/s/ John J. Burns, Jr.                    Director
--------------------------------------
John J. Burns, Jr.


/s/ Daniel P. Davison                     Director
--------------------------------------
Daniel P. Davison


/s/ George Deukmejian                     Director
--------------------------------------
George Deukmejian

/s/ Daniel J. Evans                       Director
--------------------------------------
Daniel J. Evans


/s/ Barbara Jordan                        Director
--------------------------------------
Barbara Jordan


/s/ Bill M. Lindig                        Director
--------------------------------------
Bill M. Lindig


/s/ Ben F. Love                           Director
--------------------------------------
Ben F. Love


/s/ Roy S. Roberts                        Director
--------------------------------------
Roy S. Roberts


/s/ Marc J. Shapiro                       Director
--------------------------------------
Marc J. Shapiro


/s/ Arnold R. Weber                       Director
--------------------------------------
Arnold R. Weber


/s/ Robert H. West                        Director
--------------------------------------
Robert H. West


/s/ J. Steven Whisler                     Director
--------------------------------------
J. Steven Whisler


/s/ Edward E. Whitacre, Jr.               Director
--------------------------------------
Edward E. Whitacre, Jr.


/s/ Ronald B. Woodard                     Director
--------------------------------------
Ronald B. Woodard


/s/ Michael B. Yanney                     Director
--------------------------------------
Michael B. Yanney

                               INDEX TO EXHIBITS
                               -----------------


Exhibit                                                    Sequential
Number     Description of Document                        Page Number
------     -----------------------                        -----------
4(a)       Certificate of Incorporation of the Registrant
           (incorporated by reference to the Company's
           Registration Statement on Form S-4, filed
           December 22, 1994)

4(b) By-Laws of the Registrant (incorporated by reference to the Company's Registration
           Statement on Form S-4, filed December 22, 1994)

4(c)       Burlington Northern Santa Fe Incentive Stock
           Compensation Plan

23.2       Consent of Coopers & Lybrand L.L.P.

23.3       Consent of Coopers & Lybrand L.L.P.

23.4       Consent of Price Waterhouse LLP